UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784

(Commission

File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1170 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices, with zip code)

(408) 962-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 9, 2012, Trident Microsystems, Inc. (“Trident” or the “Company”) received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (the “Staff”) stating that the Staff has determined that the Company’s securities will be delisted from The Nasdaq Stock Market. The letter states that the delisting notice was issued as a result of Trident’s announcement that it has filed for bankruptcy reorganization, and that the letter was issued pursuant to Rules 5101, 5110(b), and IM-5101-1.

Unless the Company requests an appeal of this determination as described below, trading of the Company’s common stock will be suspended at the opening of business on January 19, 2012. The Company does not plan at this time to file an appeal and expects the de-listing to occur on January 19, 2012.

After trading terminates on NASDAQ, the Company’s securities will not necessarily be eligible for trading in the pink sheets. The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared. The Company can not make such application and the Company can not predict whether a market maker will make such application.

Item 9.01. Financial Statements and Exhibits.

None.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2012

TRIDENT MICROSYSTEMS, INC.

/S/ DAVID L. TEICHMANN
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary